EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated August 20, 1998, accompanying the consolidated financial statements and schedules included in the Annual Report of Data Systems Network Corporation on Form 10-K for the years ended December 31, 1997 and 1996. We consent to the incorporation by reference of said report in this Registration Statement of Alydaar Software Corporation on Form S-3.



/s/ Plante & Moran, LLP

PLANTE & MORAN, LLP
Southfield, Michigan
May 14, 1999